SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       July 20, 2000


                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The July 19, 2000 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated July 19, 2000, of Network Six, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  July 20, 2000              By: /s/ James J. Ferry
                                   James J. Ferry
                                   Vice President, Finance/Administration and
                                   Chief Financial Officer

Network Six, Inc.
Current Report on Form 8-K
Dated July 20, 2000

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated July 19, 2000
                                             EXHIBIT 99

NETWORK SIX TEAMS WITH ORGAMATION
   TECHNOLOGIES TO OFFER CHILD CARE
     PROVIDER SOFTWARE


Kenneth C. Kirsch, President and CEO
Or
James J. Ferry, Vice President of Finance & Administration, CFO and Treasurer
July 19, 2000


Warwick, RI: Network Six, Inc. (NASDAQ: NWSS) announced that it has signed an agreement with privately-held Orgamation Technologies, Inc. of Westford, Massachusetts to market Orgamation's proprietary child care provider solution. The innovative product monitors and/or automates many administrative tasks facing child care centers, such as enrollment and billing, time and attendance, immunization tracking and parental communications. Many child care providers throughout North America have commented that Orgamation's solution is one of the best management systems in its class.

Kenneth C. Kirsch, President and CEO commented, "Orgamation is a natural partner for us. Network Six has worked with state child care assistance agencies for years and is beginning to see an increased need for communication between providers and state agencies. Private child care providers, small and large, need thorough, intuitive information systems to manage their business. Moreover, as public funding for child care assistance increases, information access and reporting is becoming a higher priority for providers. Orgamation has an excellent product and a significant installed client base. Their understanding of the child care business from the viewpoint of the provider complements our efforts with state programs."

Umesh Bhargava, President of Orgamation, stated "We look forward to working with Network Six in expanding our customer base. Network Six has significant experience in the state child care arena including Temporary Assistance to Needy Families programs and related welfare-to-work initiatives. We see many opportunities for collaboration as the demand for child care services continues to grow on a worldwide basis."

Network Six is a full service provider of information technology solutions that enable its customers to operate more efficiently and effectively. Network Six's services include e-commerce planning and implementation, technology consulting, applications development and support and network design and implementation. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com. For more information about Orgamation, please visit their website at http://www.orgamation.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's forthcoming 10Q for June 30, 2000, 10Q for March 31, 2000 or 10K for December 31, 1999 for more discussion and information.